Exhibit 99.2

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GORES HOLDINGS VIII, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Stone and Andrew McBride (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of 400,000,000 Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and 40,000,000 Class F common stock, par value $0.0001 per share, of the Company (the “Class F Stock” and, together with the Class A Stock, the “Common Stock”) that the undersigned is entitled to vote (the “Shares”) at the special meeting in lieu of the 2022 annual meeting of the stockholders (the “Special Meeting”) of Gores Holdings VIII, Inc. (the “Company”) to be held via live webcast at [●], on [●], 2022, at [●], and at any adjournments and/or postponements thereof.

The Special Meeting can be accessed by visiting [●], where the undersigned will be able to listen to the meeting live and vote during the meeting. Please note that the undersigned will only be able to access the Special Meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the Special Meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the Special Meeting and how to access it, please contact Computershare Trust Company, N.A., the Transfer Agent.

Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

GORES HOLDINGS VIII, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4A, 4B, 4C, 5, 6, 7 and 8.

Please mark votes as indicated in this example                  ☒

Proposal No. 1 — Business Combination Proposal — To consider and vote upon a proposal to approve in all respects the Agreement and Plan of Merger, dated as of December 13, 2021 (as it may be amended from time to time, the “Merger Agreement”) (in the form attached to the proxy statement/prospectus in respect of the meeting as Annex A), by and among the Company, Frontier Merger Sub, Inc., a Delaware corporation (“First Merger Sub”), Frontier Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and Footprint International Holdco, Inc., a Delaware corporation (“Footprint”), and the Company’s entry into the same and the transactions contemplated thereby (such transactions, the “Business Combination”);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Nasdaq Proposal — To consider and vote upon a proposal to approve in all respects, for purposes of complying with applicable provisions of NASDAQ Rule 5635, the issuance of more than 20% of the Company’s issued and outstanding voting power to Footprint Equity Holders in connection with the Business Combination and to Subscribers in connection with the PIPE Investment;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Charter Proposal — To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation of the Company in the form attached to the proxy statement/prospectus as Annex B;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Governance Proposals — To consider and act upon, on a non-binding advisory basis, separate proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with the United States Securities and Exchange Commission (“SEC”) requirements;

•  Proposal 4A: Classified Board — To adopt the Second Amended and Restated Certificate of Incorporation to classify the Post-Combination Company Board into three classes of directors, as nearly equal as reasonably possible, with each class being elected to a staggered three-year term;

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4B: Election and Removal of Directors — To adopt the Second Amended and Restated Certificate of Incorporation to permit the holders of a majority of the voting power of the then outstanding capital stock of the Post-Combination Company to (i) elect directors by a plurality of the votes of the shares present in person or represented by proxy, and (ii) remove any or all of the directors for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class;

FOR ☐	AGAINST ☐	ABSTAIN ☐

•  Proposal 4C: Required Stockholder Vote to Amend the Certification of Incorporation of the Company — To adopt the Second Amended and Restated Certificate of Incorporation to require the approval by affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class, be required to make amendments to certain provisions of the Second Amended and Restated Certificate, including any amendments to Article VII (Consent of Stockholders in Lieu of Meeting; Annual and Special Meetings of Stockholders), Article XI (Exclusive Forum) and Article XII (Amendments).

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt in all respects the 2020 Omnibus Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Performance Plan Proposal — To consider and vote upon a proposal to approve and adopt in all respects the Founder Performance Incentive and Parent Earn Out Plan (the “Performance Plan”), including the authorization of the initial share reserve under the Performance Plan;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — Director Election Proposal — To consider and vote upon a proposal to elect four directors to serve on the Company’s Board until the earlier of the consummation of the Business Combination and the 2023 annual meeting of stockholders, and until their respective successors are duly elected and qualified;

Nominees:

01 Mr. Alec Gores

02 Mr. Randall Bort

03 Mr. William Patton

04 Mr. Jeffrey Rea

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below:

FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ☐

Proposal No. 8 — Adjournment Proposal — To consider and vote upon a proposal to allow the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit solicitation and vote of proxies if it is determined by the Company that more time is necessary or appropriate to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal or the Performance Plan Proposal but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Performance Plan Proposal are approved at the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:                     , 2022

Signature:

Signature (if held jointly):

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposal No. 3.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4A, 4B, 4C, 5, 6, 7 and 8.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.